Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-185096 and 333-191166) of Power Solutions International, Inc. (the “Company”) of our reports dated March 2, 2026, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.
Chicago, Illinois
March 2, 2026